Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 28, 2003, in the Registration Statement (Form S-4) and related Prospectus of Gregg Appliances, Inc. dated July 8, 2005.

/s/ Ernst & Young LLP

Indianapolis, Indiana

July 8, 2005